AVAX Technologies, Inc.                                            Exhibit 11.1
Computation of Earnings (Loss) Per Share

                                                                                                              Three        Three
  Month of                                                Months O/S     Weighted      Year         Year      Months       Months
Issuance For                                  Number of   Each Given     Average      Ended        Ended      Ended        Ended
F/S Purposes                                   Shares        Year         Shares       1996         1997     31-Mar-97    31-Mar-98
------------                                 ---------    ----------    --------     -------      -------   ---------    ---------
January '90                                     582,500                               582,500      582,500     582,500      582,500

August '91                                      230,000                               230,000      230,000     230,000      230,000

June '92                                        287,098                               287,098      287,098     287,098      287,098

Series A Preferred:
June '92                                        259,375                               (a)          (a)          (a)          (a)
July '92                                         59,375
Sept '92                                          3,125
                                              ---------
                                                321,875
                                              ---------

July '93                                          7,358
November '93                                      1,359
                                              ---------
                                                  8,717                                 8,717        8,717       8,717        8,717
                                              ---------

July '94                                          3,750                       --        3,750        3,750       3,750        3,750

April '95                                      (111,330)
May '95                                        (196,618)
September '95                                   402,490
November '95                                  1,374,728
                                              ---------
                                              1,469,270                             1,469,270    1,469,270   1,469,270    1,469,270
                                              ---------

March '96                                       (77,901)        9.5      (61,672)
May & June '96                                  321,875           7      187,760
May & June '96                                  129,099           7       75,308
June '96                                            500         6.5          271
July '96(c)                                      46,875         5.5       21,484
                                              ---------               ----------
                                                420,448                  223,152      223,152      420,448     420,448      420,448
                                              ---------               ----------

June '97(f)                                     371,756         6.5      201,368
July, August & Sept '97                         661,901         4.5      248,213
Oct, Nov & Dec '97                              402,153         1.5       50,269
                                              ---------               ----------
                                              1,435,810                  499,850           --      499,850          --    1,435,810
                                              ---------               ----------

Jan, Feb & March '98                            285,832         1.5                        --           --          --      142,916

Cheap Shares:
June '96                                          9,375
Treasury Shares                                     (96)
                                              ---------
                                                  9,279                                 9,279        9,279       9,375        9,375
                                              ---------

CheapWarrants(b):
January and February '96
and August '95                                  120,000
Treasury Shares                                  (1,225)
                                              ---------
                                                118,775                               118,775      108,775     118,775      100,000
                                              ---------

June, July and(e)
September '92 warrants                           35,337
Treasury Shares                                 (23,348)
                                              ---------
                                                 11,989                                11,989       11,989      11,989       35,337
                                              ---------

Cheap Options(d)
May '96                                         318,873
Treasury Shares                                 (81,345)
                                              ---------
                                                237,528                               237,528      118,764     237,528           --
                                              ---------

AVAX Technologies, Inc.                                            Exhibit 11.1
Computation of Earnings (Loss) Per Share (continued)


                                                                      --------------------------------------------------------------
Weighted Average Shares                                                3,182,058        3,750,440        3,379,450        4,725,221
                                                                      ==============================================================
Net Income (Loss) Attributable to Common Stockholders                 (2,668,586)      (4,266,125)        (962,165)      (1,400,306)
Net Income (Loss) Per Share                                           $    (0.84)      $    (1.14)      $    (0.28)      $    (0.30)

(a) -  Not included because it would be anti-dilutive

(b) - represents bridge loan warrants (100,000) issued within one year of IPO, exercised after June '96

      Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised, and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised (20,000 + 11,250 = 31,250 total bridge placement warrants)

(c) - represents the non-cheap portion of the bridge warrants exercised in July issued prior to June '95 (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants)

(d) - 252,500 options issued to Officers and an employee in September not considered cheap options since issued subsequent to IPO and not included because it would be anti-dilutive

(e) - represents  additional  warrants,   exercised  in  June  '97  in  cashless
      exercise, issued under anti-dilution provisions within one year of IPO

(f) - includes 14,433 additional warrants, exercised in June '97 in a cashless exercise, issued under anti-dilution provisions more than one year prior to IPO


                                                                                                            Three            Three
                                                                          Year              Year            Months           Months
                                                                          Ended             Ended           Ended            Ended
                                                                          1996              1997          31-Mar-97        31-Mar-98
                                                                          ----              ----          ---------        ---------
                                            Cheap Stock Effect
                                            ----------------------------------------------------------------------------------------
                                            Cheap shares                   4,640               --                               --

                                            Cheap Warrants
                                                             (b)          68,775            8,775           18,775              --
                                                             (e)          11,989            5,995           11,989              --

                                            Cheap Options                237,528          118,764          237,528              --
                                            ----------------------------------------------------------------------------------------
                                                                         322,932          133,534          268,292              --

AVAX Technologies, Inc.                                             Exhibit 11.1
Computation of Supplementary Earnings (Loss) Per Share

                                                                                                          Three            Three
  Month of                                Months O/S         Weighted        Year         Year            Months           Months
Issuance For              Number of       Each Given         Average        Ended        Ended            Ended            Ended
F/S Purposes               Shares            Year             Shares         1996         1997           31-Mar-97        31-Mar-98
------------             ---------        ----------        --------       -------      -------         ---------        ---------
Net Income (Loss) Attributable to Common Stockholders                                 (4,266,125)        (962,165)       (1,400,306)

Interest on Debt Repaid                                                                       --               --                --
Deferred Financing Cost related to Debt Repaid                                                --               --                --

                                                                                      ----------------------------------------------
Supplementary Net Income (Loss)                                                       (4,266,125)        (962,165)       (1,400,306)
                                                                                      ----------------------------------------------
Weighted Average Shares                                                                3,750,440        3,379,450         4,725,221

Additional Shares:
Conversion of Series A Preferred                                                         (f)              (f)               (f)
Less:Series A Preferred included in primary calculation                                       --               --                --
Common Stock Equivalents sold to retire debt                                             320,664          320,664           320,664
                                                                                      ----------------------------------------------
Supplementary Weighted Average Shares                                                  4,071,104        3,700,114         5,045,885
                                                                                      ----------------------------------------------

Supplementary Net Income (Loss) per share                                             $    (1.05)      $    (0.26)       $    (0.28)




(f) - Included in weighted average shares for primary calculation